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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-26641, Registration Statement No. 33-34745, Registration Statement No. 33-76780, Registration Statement No. 333-00075, and Registration Statement No. 333-07091 of IMCO Recycling Inc. each on Form S-8 of our report dated August 17, 1998 on the combined financial statements of Gulfmet Holdings, Inc., MetalChem, Inc., and Western Zinc Corporation, appearing in this Form 8-K of IMCO Recycling Inc. for the year ended December 31, 1997.


/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Houston, Texas

October 5, 1998